UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2005

LARGE SCALE BIOLOGY CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	000-31275	77-0154648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Vaca Valley Parkway, Vacaville, California	95688
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (707) 446-5501

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

          On March 3, 2005, the Registrant issued a convertible promissory note (“Note”) to Kevin J. Ryan, the Registrant’s President and Chief Executive Officer and a member of the Registrant’s Board of Directors, in return for a loan in principal amount of six hundred thousand dollars ($600,000).  The Note bears simple interest at the rate of eight percent (8%) per annum.  The Note is due on July 1, 2005, and is convertible into Common Stock of the Registrant, at the option of the holder, on or before the due date, at a conversion price equal to the greater of: (i) the closing price of the Registrant’s Common Stock on the Nasdaq Stock Market on March 3, 2005, or (ii) ninety percent (90%) of the average of the closing prices of Registrant’s Common Stock on the NASDAQ stock market on the twenty-two (22) trading days ending the day before the conversion of the Note.  The Note may be prepaid by the Registrant without penalty at any time.

          The Note contains events of default, upon which all outstanding, unpaid principal and accrued interest shall become immediately due and payable, including: (i) the failure to make payment when due, (ii) the filing of a bankruptcy petition (which, with respect to an involuntary petition, has not been dismissed with sixty (60) days after filing), and (iii) the execution of an assignment for the benefit of creditors or the appointment of a receiver, custodian or trustee.  Although the Note is not secured, Holder shall have full recourse against assets of Registrant upon an event of default.

          The Registrant has granted piggyback registration rights with respect to the shares issuable upon exercise of the Note, with respect to any registration filing by the Registrant, other than a filing pursuant to Form S-4 or Form S-8.

          The foregoing summary of the terms of the Note is qualified in its entirety by reference to that certain Convertible Promissory Note the form of which is attached hereto as Exhibit 10.1.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

          On March 3, 2005, the Registrant issued a convertible promissory note (“Note”) to Kevin J. Ryan, the Registrant’s President and Chief Executive Officer and a member of the Registrant’s Board of Directors, in return for a loan in principal amount of six hundred thousand dollars ($600,000).  The terms of the Note are describe in Item 1.01 above.  The foregoing summary of the terms of the Note is qualified in its entirety by reference to that certain Convertible Promissory Note the form of which is attached hereto as Exhibit 10.1.

ITEM 3.02.	Unregistered Sales of Equity Securities.

          On March 3, 2005, the Registrant issued a convertible promissory note (“Note”) to Kevin J. Ryan, the Registrant’s President and Chief Executive Officer and a member of the Registrant’s Board of Directors, in return for a loan in principal amount of six hundred thousand dollars ($600,000).  The Note is convertible into Common Stock of the Registrant, at the option of the holder, on or before the due date, at a conversion price equal to the greater of: (i) the closing price of the Registrant’s Common Stock on the Nasdaq Stock Market on March 3, 2005, or (ii) ninety percent (90%) of the average of the closing prices of Registrant’s Common Stock on the NASDAQ stock market on the twenty-two (22) trading days ending the day before the conversion of the Note.

          The Note was issued under Section 4(2) of the Securities Act of 1933 in reliance upon the provisions of Regulation D promulgated thereunder and was made without general solicitation or advertising.  Mr. Ryan is an accredited investor and has access to all relevant information to evaluate the investment and represented to us that the shares were being acquired for investment.

          The foregoing summary of the terms of the Note is qualified in its entirety by reference to that certain Convertible Promissory Note the form of which is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Exhibit Title or Description

10.1	Convertible Promissory Note, dated March 3, 2005, between the Registrant and Kevin J. Ryan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LARGE SCALE BIOLOGY CORPORATION

Date: March 4, 2005	By:	/s/ MICHAEL D. CENTRON

Michael D. Centron Vice President, Finance and Administration

Exhibit Index

Exhibit Number	Exhibit Title or Description

10.1	Convertible Promissory Note, dated March 3, 2005, between the Registrant and Kevin J. Ryan

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